EXHIBIT 99.1

For Release: October 24, 2005
Contact: Lisa Razo
(802) 865-1838

Merchants Bancshares, Inc. Announces Leadership Changes at Merchants Bank

Merchants Bancshares, Inc. President and CEO, Joseph Boutin, announced the appointment of Michael R. Tuttle, 50, as President and CEO of Merchants' main operating subsidiary, Merchants Bank, effective on January 1, 2006. Mr. Tuttle currently serves as Merchants Bank's Executive Vice President and Chief Operating Officer. The Board of Directors of Merchants Bank and Merchants Bancshares, Inc. voted to approve this appointment at their respective meetings on October 20, 2005.

Mr. Boutin will retain his position as President and CEO of Merchants Bancshares, Inc., and will delegate the day-to-day responsibilities for running the Bank to Mr. Tuttle. "Michael has been at my right hand for more than fifteen years. I can think of no one more qualified to succeed me as President of the Bank. I have been, and continue to be, impressed with Michael's abilities. His broad range of skills reach far beyond the lending area. The Bank's senior executives are responsible for making most of the Bank's strategic decisions, and Michael plays a pivotal role within this group," said Mr. Boutin.

"Careful planning for management succession has been a focus since I arrived in 1994. We believe it is an important part of our continuing success. This change reflects continuity and consistency which serve our customers, employees and shareholders so well," said Mr. Boutin.

Mr. Boutin will focus his energies on strategic initiatives and leadership development for Merchants Bancshares, Inc. and its subsidiaries. "We have a very viable business model, which we feel could be leveraged further to benefit our shareholders. As we expand, we will need qualified individuals to assume greater responsibility within Merchants Bancshares, Inc. and Merchants Bank. To that end, we formed a leadership institute in 2004 to help focus our energies on developing leaders and managers from the next generation of bankers," said Boutin.

Mr. Tuttle received a Bachelor of Arts degree in Economics from St. Lawrence University in 1977, and is a long-time resident of South Burlington. He first came to Merchants Bank in 1986 as a Commercial Lender, and served in that position until 1990. He returned to the Bank in February of 1995 as the Senior Commercial Lender, shortly after Mr. Boutin became the President of both Merchants Bank and Merchants Bancshares, Inc. in October of 1994. Mr. Tuttle has held his current post of Chief Operating Officer since 1996.

Michael G. Furlong, Chairman of Merchants Bank's Board of Directors commented, "The Board of Directors is very pleased that Mike Tuttle will be our next President, continuing a tradition of extraordinary Merchants bankers, and that we will retain the benefit of Joe Boutin's proven leadership in strategic initiatives. We expect this transition to enhance Merchants' position as Vermont's community bank."

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The mission of Merchants Bank is to provide best-in-class community banking services in the state of Vermont. This commitment is fulfilled through a community, branch-based system that includes 35 bank offices throughout Vermont, employees dedicated to quality customer service, and innovative banking products such as Free Checking for Life(R) checking accounts, MoneyLYNX(R) money market accounts, and CommerceLYNX(R) business banking products. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. For more information about Merchants Bank visit our website at www.mbvt.com. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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